CCC INFORMATION SERVICES GROUP INC. REPORTS EPS OF $0.22 FOR THE FIRST QUARTER

CHICAGO, APRIL 21, 2004 - CCC Information Services Group Inc. (Nasdaq: CCCG) today reported net income of $6.2 million, or $0.22 per share, for the first quarter ending March 31, 2004, compared to net income of $6.0 million, or $0.22 per share, for the same quarter in 2003.

Revenue for the first quarter increased 3.9% to $49.6 million, compared to $47.7 million for the same quarter in 2003. Operating income was $10.0 million for the first quarter, compared to operating income of $9.8 million for the same quarter in 2003. The first quarter operating margin was 20.2 percent, compared to 20.5 percent for the same quarter in 2003.

"CCC ended the first quarter in a strong strategic position." Githesh Ramamurthy, Chairman and Chief Executive Officer said, "We are working with more customers from a broader cross-section of the collision claims process than ever before. This enhances our ability to design and develop better solutions that address customer needs throughout the industry."

The product portfolio revenues for the first quarter, including a comparison to the same quarter in 2003, are as follows:

($ in 000's)
                                                     Change vs.
Portfolio                     Q1 2004     Q1 2003    Prior Year
                             ----------------------------------

CCC Pathways. . . . . . . .   $31,174     $29,021       7.4%
CCC Valuescope. . . . . . .    10,139      10,696      (5.2)
Workflow . . . .  . . . . .     6,258       6,362      (1.6)
Information Services. . . .       502         307      63.5
Other . . . . . . . . . . .     1,530       1,346      13.7
                             ----------------------------------
  Total . . . . . . . . . .   $49,603     $47,732       3.9%
                             ==================================

Key drivers for revenue performance for the first quarter, compared to the same quarter in 2003, were the following:

     - The CCC Pathways portfolio benefited from a full quarter of CompEst revenue, in addition to continued growth of CCC Pathways Estimating
          Solution in the repair facility channel, and increased sales of the Recycled Parts Service to insurance carriers.

     - CCC Valuescope portfolio revenue was down versus prior year due primarily to pricing declines, which were not offset by expected increases in transaction volumes.

     - Workflow benefited from the addition of five new customers for CCC Autoverse, raising the total number of customers using CCC Autoverse to 38. However, strong sales of Autoverse were offset by a decrease in revenue from EZnet , which was down due to softness in transaction volumes, as well as the impact of pricing declines reflective of recent customer renewal activity.

     - Information Services revenue growth increased due to sales of our management information tools to both insurance companies and repair facilities.

     - Other revenue was up due to increased consulting revenue associated with interface projects with insurance carriers.

Revenue, operating expenses and income for the first quarter, compared to the same quarter in 2003, are as follows:


($ in 000's)
                                                           Change vs.
                                     Q1 2004    Q1 2003    Prior Year
                                     ---------------------------------
Revenues                             $49,603    $47,732       3.9%

Expenses
Production and customer support        8,349      7,344       13.7
Commissions, royalties and licenses    3,174      2,417       31.3
Selling, general and administrative   17,930     18,566       (3.4)
Depreciation and amortization          2,103      1,930        9.0
Product development and programming    8,037      7,696        4.4
                                     ---------------------------------
Total Operating Expenses             $39,593    $37,953        4.3%
                                     ---------------------------------
Operating Income                     $10,010    $ 9,779        2.4%
                                     =================================
Operating Margin                       20.2%      20.5%
                                     ====================



Key operating expense highlights for the first quarter, compared to the same quarter in 2003, are as follows:

     - Production and customer support expenses were impacted primarily by higher than anticipated training and transition costs needed to finish the implementation of the new customer support model. The company believes that it will be able to decrease these training and transition costs as it moves through the year, and the new support model begins to mature.

     - Commissions, royalties and licenses expenses were up due to the inclusion of a full quarter of data license fees for the CompEst product.

     - Selling, general, and administrative expenses included the favorable impact of approximately $2.0 million due to a change in methodology for recognizing annual performance compensation expenses, as well as performance against plan targets. During the first quarter of 2004 the company implemented new performance compensation plans, as such, the methodology for recognizing annual performance compensation expenses changed from the prior year. In addition, comparisons to the first quarter of 2003 benefited due to the timing of the company's industry conference, which was held in Q1 last year versus Q2 this year. Offsets to these favorable variances include $1.6 million of increased costs associated with the sales force, insurance premiums, and facility expenses incurred to consolidate, and make improvements to the main office in Chicago.

     - Depreciation and amortization expenses were up due primarily to intangible asset amortization related to the CompEst acquisition.

     - Product development and programming expenses were impacted by the timing of the continued investment in the development of a new shop management product, as well as expense incurred with ongoing development of our subrogation, salvage, and reinspection offerings.


The company issued the following guidance for the second quarter and full year 2004:

     - Revenue growth for the second quarter is expected to be in the 3 to 4 percent range. Revenue growth for the full year is expected to be 3 to 5 percent, unchanged from the guidance issued last quarter.

     - Operating income for the second quarter is expected to be approximately $10 million, as expenses will be impacted by the cost of the company's industry conference as well as annual salary increases. The forecast for full year operating income continues to be in the $45 to $47 million range. Margins are expected to increase throughout the year to a full year range of 22 to 23 percent.

     - Earnings per share for the second quarter is expected to be in the $0.22 to $0.23 per share range. The forecast for full year earnings per share continues to be in the $1.00 to $1.04 per share range. (Using a fully diluted share base of 27.9 million shares, up from 27.7 million shares due to option exercises).

For  additional  information  about CCC's first quarter results, please refer to the company's Form 10-Q, which was filed this morning as well. The company will also be hosting its first quarter earnings call to discuss results at 11:00 AM EST. A live web cast will be made available at www.cccis.com.

ABOUT  CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.


                  CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                     ------------------
                                                       2004      2003
                                                     ------------------

Revenues. . . . . . . . . . . . . . . . . . . . . .  $49,603   $47,732
Expenses:
 Production and customer support. . . . . . . . . .    8,349     7,344
 Commissions, royalties and licenses. . . . . . . .    3,174     2,417
 Selling, general and administrative. . . . . . . .   17,930    18,566
 Depreciation and amortization. . . . . . . . . . .    2,103     1,930
 Product development and programming. . . . . . . .    8,037     7,696
                                                     ------------------
Total operating expenses. . . . . . . . . . . . . .   39,593    37,953

Operating income. . . . . . . . . . . . . . . . . .   10,010     9,779

Interest expense. . . . . . . . . . . . . . . . . .     (146)     (222)
Other income, net . . . . . . . . . . . . . . . . .       87        89
Equity in income (losses) of ChoiceParts investment      109        (6)
                                                     ------------------
Income before income taxes. . . . . . . . . . . . .   10,060     9,640

Income tax provision. . . . . . . . . . . . . . . .   (3,853)   (3,669)
                                                     ------------------
Net income. . . . . . . . . . . . . . . . . . . . .  $ 6,207   $ 5,971
                                                     ==================


PER SHARE DATA:
Income per common share:
 Basic. . . . . . . . . . . . . . . . . . . . . . .  $  0.23   $  0.23
                                                     ==================
 Diluted. . . . . . . . . . . . . . . . . . . . . .  $  0.22   $  0.22
                                                     ==================
Weighted average shares outstanding:
 Basic. . . . . . . . . . . . . . . . . . . . . . .   26,472    26,156
 Diluted. . . . . . . . . . . . . . . . . . . . . .   27,927    27,741

The accompanying notes are an integral part of these consolidated financial statements.

                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                       CONSOLIDATED INTERIM BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                   MARCH 31,    DECEMBER 31,
                                                                                     2004            2003
                                                                                  ---------------------------
ASSETS
Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   33,616   $      20,755
Short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -           7,004
Accounts receivable (net of allowances of $2,621 and $2,943 at March 31, 2004
     and December 31, 2003, respectively). . . . . . . . . . . . . . . . . . . .      12,348          10,247
Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9,030           8,369
                                                                                  ---------------------------
   Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      54,994          46,375

Property and equipment (net of accumulated depreciation and amortization of
     $35,366 and $36,211 at March 31, 2004 and December 31, 2003, respectively).      13,205          12,776
Intangible assets (net of accumulated amortization of $927 and $713 at
     March 31, 2004 and December 31, 2003, respectively) . . . . . . . . . . . .       1,939           2,153
Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15,747          15,747
Deferred income taxes (net of valuation allowance of $11,599 at
     March 31, 2004 and December 31, 2003) . . . . . . . . . . . . . . . . . . .       9,014           9,127
Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         374             265
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         207             292
                                                                                  ---------------------------
   Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   95,480   $      86,735
                                                                                  ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    7,154   $       5,937
Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14,098          16,522
Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,385           1,602
Deferred revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8,519           7,930
Other current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . .         277              97
                                                                                  ---------------------------
   Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .      33,433          32,088

Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,512           3,064
                                                                                  ---------------------------
   Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35,945          35,152
                                                                                  ---------------------------

Commitments and contingencies

Preferred stock ($1.00 par value, 100 shares authorized, issued and outstanding)           -               -
Common stock ($0.10 par value, 40,000,000 shares authorized, 26,576,241 and
   26,376,839 shares outstanding at March 31, 2004 and December 31, 2003,
   respectively) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,055           3,034
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . .     133,314         131,590
Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (30,631)        (36,838)
Treasury stock, at cost (4,094,665 common shares in treasury at
   March 31, 2004 and December 31, 2003) . . . . . . . . . . . . . . . . . . . .     (46,203)        (46,203)
                                                                                  ---------------------------
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . .      59,535          51,583
                                                                                  ---------------------------
Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . . . .  $   95,480   $      86,735
                                                                                  ===========================

The accompanying notes are an integral part of these consolidated financial statements.

                       CCC INFORMATION SERVICES GROUP INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    THREE MONTHS ENDED
                                                                                         MARCH 31,
                                                                                    ------------------
                                                                                       2004       2003
                                                                                    ------------------

Operating Activities:
 Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 6,207   $  5,971
 Adjustments to reconcile net income to net cash provided by operating activities:
 Equity in net (income) losses of ChoiceParts. . . . . . . . . . . . . . . . . . .     (109)         6
 Depreciation and amortization of property and equipment . . . . . . . . . . . . .    1,889      1,859
 Amortization of intangible assets . . . . . . . . . . . . . . . . . . . . . . . .      214         71
 Deferred income tax provision . . . . . . . . . . . . . . . . . . . . . . . . . .      112        303
 Compensation expense related to issuance of restricted stock. . . . . . . . . . .       11          -
 Interest on notes receivable from officer . . . . . . . . . . . . . . . . . . . .        -        (23)
 Payment of interest on notes receivable from officer. . . . . . . . . . . . . . .        -        122
 Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       37         18
 Changes in:
 Accounts receivable, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (2,100)       777
 Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (661)       704
 Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85         84
 Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,217       (798)
 Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (2,408)    (6,871)
 Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,205      3,263
 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .      314          -
 Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      590       (180)
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (552)      (105)
                                                                                    ------------------
 Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . .    7,051      5,201
                                                                                    ------------------
Investing Activities:
 Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (2,339)      (653)
 Maturity of short-term investments. . . . . . . . . . . . . . . . . . . . . . . .    7,004          -
 Acquisition of Comp-Est, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .        -    (13,230)
                                                                                    ------------------
 Net cash provided by (used for) investing activities. . . . . . . . . . . . . . .    4,665    (13,883)
                                                                                    ------------------
Financing Activities:
 Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . . .    1,173        538
 Proceeds from employee stock purchase plan. . . . . . . . . . . . . . . . . . . .      106         92
 Principal repayments of capital lease obligations . . . . . . . . . . . . . . . .     (134)      (115)
                                                                                    ------------------
 Net cash provided by financing activities . . . . . . . . . . . . . . . . . . . .    1,145        515
                                                                                    -------------------
Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . . .   12,861     (8,167)

Cash and cash equivalents:
Beginning of period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20,755     20,200
                                                                                    -------------------

End of period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $33,616   $ 12,033
                                                                                    ===================

Supplemental Disclosure:
  Cash paid:
    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       42         64
    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,536         90

The accompanying notes are an integral part of these consolidated financial statements.